Exhibit 99.1

News Release	TRW Automotive 12001 Tech Center Drive Livonia, Mich. 48150 USA

Investor Relations Contact:
Patrick R. Stobb
(734) 855-3140

Media Contact:
Manley Ford
(734) 855-2616
TRW Automotive Presents at CSFB Global Automotive Conference; Reiterates Full Year 2005 Guidance
LIVONIA, MICHIGAN, September 8, 2005 — TRW Automotive Holdings Corp. (NYSE: TRW) will present this morning to investors and financial analysts at the 2005 Credit Suisse First Boston Global Automotive Conference in New York City. Company president and chief executive officer, John C. Plant, and executive vice president and chief financial officer, Joseph S. Cantie, will provide a general business overview and discuss other related matters, including outlook for the year.
To access a live web cast of the presentation, along with the presentation slides and other related material, please visit the investor information section of the Company’s web site at www.trwauto.com. The presentation is scheduled to begin at approximately 9:05 a.m. (EDT).
2005 Outlook
The Company reiterates its full-year 2005 outlook, which calls for revenue in the range of $12.5 to $12.9 billion and net earnings per diluted share in the range of $1.60 to $1.80. Full year outlook includes a $17 million one-time tax benefit resulting from a tax law change in Poland and $7 million loss on retirement of debt for fees and premiums associated with the partial redemption of its Euro denominated 10-⅛% senior notes, both of which occurred during the second quarter. Net earnings excluding these items are expected to be in the range of $1.50 to $1.70 per diluted share. Earnings outlook also includes restructuring related expenses of approximately $70 million and assumes an effective tax rate in the range of 43% to 50%, which reflects the impact of the one-time tax benefit. Lastly, the Company expects capital expenditures to total approximately 4% of sales for the year.

About TRW
With 2004 sales of $12.0 billion, TRW Automotive ranks among the world’s leading automotive suppliers. Headquartered in Livonia, Michigan, USA, the Company, through its subsidiaries, employs approximately 60,000 people in 24 countries. TRW Automotive products include integrated vehicle control and driver assist systems, braking systems, steering systems, suspension systems, occupant safety systems (seat belts and airbags), electronics, engine components, fastening systems and aftermarket replacement parts and services. All references to “TRW Automotive”, “TRW” or the “Company” in this press release refer to TRW Automotive Holdings Corp. and its subsidiaries, unless otherwise indicated. TRW Automotive news is available on the internet at www.trwauto.com.
Forward-Looking Statements
This release contains statements that are not statements of historical fact, but instead are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve risks and uncertainties. Our actual results could differ materially from those contained in forward-looking statements made in this release. Such risks, uncertainties and other important factors which could cause our actual results to differ materially from those contained in our forward-looking statements are set forth in our Report on Form 10-K for the fiscal year ended December 31, 2004 (the “10K”) and our Report on Form 10-Q for the quarters ended April 1 and July 1, 2005, and include: possible production cuts by our customers; escalating pricing pressures from our customers; severe inflationary pressures impacting the market for ferrous metals and other commodities; non-performance by, or insolvency of, our suppliers and customers; our substantial leverage; interest rate risk arising from our variable rate indebtedness; the highly competitive automotive parts industry and its cyclicality; product liability and warranty and recall claims; our dependence on our largest customers; loss of market share by domestic vehicle manufacturers; limitations on flexibility in operating our business contained in our debt agreements; fluctuations in foreign exchange rates; the possibility that our owners’ interests will conflict with ours; work stoppages or other labor issues and other risks and uncertainties set forth under “Risk Factors” in the 10-K and in our other SEC filings. We do not intend or assume any obligation to update any of these forward-looking statements.
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